SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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NATIONS RX, INC.
(Exact Name of Registrant as Specified in Its Chapter)

Nevada                                                                            91-1766849
                                                         (State of Incorporation)                                              (I.R.S. Employer Identification No.)

27 Oakmont Drive
Rancho Mirage, California 92270
(Address of Principal Executive Offices)

CONSULTING SERVICES CONTRACTS
(Full Title of the Plan)

Moore & Associates, LLC
2675 S. Jones Blvd., Suite 109
Las Vegas, NV 89146

(Name and Address of Agent for Service)

(702) 253-7511
(Telephone Number, including Area Code of Agent for Service)
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock $0.001 par value	2,496,000 Shares	$0.15	$374,400	$47.44

(1)    This registration statement covers the common stock issueable pursuant to consulting agreements executed with Alec Rossa, Kevin Fairgreif,
         Michael Moore, Dean Eskdale, and Raylene Walker.

(2)    This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the consulting agreement by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)    Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing the registration statement.

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Copies to:
Kyleen E. Cane,
Cane & Associates, LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*       Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Nations Rx, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1)     The Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2003;

            (2)    All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company’s
                    Annual Report for the year ended December 31, 2003 with the Securities and Exchange Commission;

            (3)    The description of the Company’s Common Stock which is contained in the Registration Statement on Form 10-SB, as amended by
                    Amendment No. 3 thereto dated August 22, 2000 filed under Section of the Exchange Act.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.  Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     (i)      a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (ii)     a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     (iii)     a transaction from which the director derived an improper personal profit; and
     (iv)     willful misconduct.

The Bylaws of the Company provide that, unless otherwise provided in the Articles of incorporation, the Company shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the Company against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The Bylaws of the Company provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

The Bylaws provide that the indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

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Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.       Exhibits.

Exhibit Number	Description
5.1	Opinion of Cane & Associates, LLP regarding validity of securities with consent to use
23.1	Consent of HJ Associates & Consultants, LLP, current independent auditors of the Company
23.2	Consent of Cane & Associates, LLP (included in exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Consulting Agreement with Alec Rossa
99.2	Consulting Agreement with Kevin Fairgrief
99.3	Consulting Agreement with Michael Moore
99.4	Consulting Agreement with Dean Eskdale
99.5	Consulting Agreement with Raylene Walker

Item 9.  Undertakings.

The Company hereby undertakes:

       (a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

                      (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (2)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-
                              effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
                              Registration Statement; and

                       (3)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each

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                  such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)    To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
          Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
          Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction  the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Nations Rx, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Mirage, State of California, on this 6th day of July, 2004.

                                            NATIONS RX, INC.

                                             By:       /s/ Frank Mashburn
                                                         Frank Mashburn, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Frank Mashburn                                                                                                     /s/ Gary Campbell
Frank Mashburn                                                                                                        Gary Campbell
President & Director                                                                                                  CEO & Director
July 6, 2004                                                                                                               July 6, 2004

/s/ Stewart Irvine                                                                                                       /s/ Karl Harz
Stewart Irvine                                                                                                            Karl Harz
Vice President & Director                                                                                         CFO & Director
July 6, 2004                                                                                                              July 6, 2004

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank Mashburn, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature

/s/ Frank Mashburn                                                          /s/ Gary Campbell
Frank Mashburn                                                                                                        Gary Campbell
President & Director                                                                                                  CEO & Director
July 6, 2004                                                                                                               July 6, 2004

/s/ Stewart Irvine                                                                                                       /s/ Karl Harz
Stewart Irvine                                                                                                            Karl Harz
Vice President & Director                                                                                         CFO & Director
July 6, 2004                                                                                                              July 6, 2004

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